Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this annual report on Form 10-K of Aspen Insurance Holdings Limited (the “Company”) for the twelve months ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher O’Kane as Chief Executive Officer of the Company and Scott Kirk as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2015

By:	/s/ Christopher O’Kane
	Name:	Christopher O’Kane
	Title:	Chief Executive Officer

Date: February 23, 2015

By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer
This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.